Exhibit 99.1

Pixelworks Reports Third Quarter 2022 Financial Results
Mobile Revenue Grew 25% Year-over-Year Despite Challenging Smartphone Market;
Projector Revenue Increased 10% Year-over-Year
PORTLAND, Ore., November 7, 2022 – Pixelworks, Inc. (NASDAQ: PXLW), a leading provider of innovative video and display processing solutions, today announced financial results for the third quarter ended September 30, 2022.
Third Quarter Overview
•Total revenue increased 16% year-over-year and decreased 8% sequentially, in line with expectations
•Mobile revenue increased 25% year-over-year, contributing to growth of 44% year-to-date compared to the same period in 2021
•Projector revenue increased 10% year-over-year and 5% sequentially to represent the highest quarterly level in more than two years
•iQOO Neo7 smartphone incorporated the upgraded Pixelworks X5 series visual processor, providing end-users with a more captivating gaming and video experience
•Disney and 20th Century rereleased James Cameron’s Avatar in 4K HDR to theaters, marking the first-ever title to be remastered and released in cinematic high frame rate utilizing the TrueCut Motion platform
•Closed new strategic investment in the Company’s Shanghai subsidiary, generating net proceeds of approximately $10.7 million USD and valuing the subsidiary at approximately $471.5 million.
“Total revenue was at the mid-point of our guidance, demonstrating the team’s continued execution while navigating a weaker smartphone market and overall macro environment,” stated Todd DeBonis, President and CEO of Pixelworks. “Further underscoring our sustained progress against this challenging backdrop, both our mobile and projector businesses achieved double-digit revenue growth year-over-year for the sixth consecutive quarter.”
“In addition to our solid operating performance, during the quarter we successfully closed a strategic investment in our Shanghai subsidiary at nearly 2x the valuation of the previous investment round. Our ability to execute this transaction in the current environment highlights the recognition and growing opportunity for our visual processing technology across Asia. It also enabled us to further strengthen our balance sheet in support of driving continued momentum in our mobile business and commercialization of our TrueCut Motion platform.
“We also continue to expand the ecosystems around our growth businesses, which includes a growing number of strategic engagements and design wins targeted at mobile gaming as well as advancing in-depth evaluations of our TrueCut Motion platform with a series of leading content creators and streaming service providers. Although we remain cautious about the overall macro environment and consumer demand, we are in a strong financial position to fully execute on our growth initiatives and extend Pixelworks’ technology leadership in our target end markets.”

Third Quarter Fiscal 2022 Financial Results
Revenue in the third quarter of 2022 was $17.6 million, compared to $19.1 million in the second quarter of 2022 and $15.2 million in the third quarter of 2021. The year-over-year increase in third quarter revenue reflected strong growth of visual processor solutions in the mobile market combined with sustained customer demand and recovery in the projector market.
On a GAAP basis, gross profit margin in the third quarter of 2022 was 50.1%, compared to 49.0% in the second quarter of 2022 and 52.5% in the third quarter of 2021. Third quarter 2022 GAAP operating expenses were $13.5 million, compared to $14.5 million in the second quarter of 2022 and $11.9 million in the year-ago quarter.
On a non-GAAP basis, third quarter 2022 gross profit margin was 49.8%, compared to 49.3% in the second quarter of 2022 and 53.1% in the year-ago quarter. Third quarter 2022 non-GAAP operating expenses were $12.2 million, compared to $12.9 million in the second quarter of 2022 and $10.1 million in the year-ago quarter.
For the third quarter of 2022, the Company recorded a GAAP net loss of $4.5 million, or ($0.08) per share, compared to a GAAP net loss of $5.0 million, or ($0.09) per share, in the second quarter of 2022, and a GAAP net loss of $4.1 million, or ($0.08) per share, in the year-ago quarter. Note, the Company refers to “net loss attributable to Pixelworks Inc.” as “net loss”.
For the third quarter of 2022, the Company recorded a non-GAAP net loss of $3.2 million, or ($0.06) per share, compared to a non-GAAP net loss of $3.3 million, or ($0.06) per share, in the second quarter of 2022, and a non-GAAP net loss of $2.2 million, or ($0.04) per share, in the third quarter of 2021.
Adjusted EBITDA in the third quarter of 2022 was a negative $2.1 million, compared to a negative $2.4 million in the second quarter of 2022 and a negative $1.6 million in the year-ago quarter.
Cash and cash equivalents at the end of the third quarter of 2022 were $57.6 million, compared to $49.6 million at the end of the second quarter of 2022.
Business Outlook
The Company’s current business outlook, including guidance for the fourth quarter of 2022, will be provided as part of the scheduled conference call.
Conference Call Information
Pixelworks will host a conference call today, November 7, 2022, at 2:00 p.m. Pacific Time. To join the conference call via phone, participants are required to complete the following registration form to receive a dial-in number and dedicated PIN for accessing the conference call. Additionally, a live and archived audio webcast of the conference call will be accessible via the investors section of Pixelworks’ website at www.pixelworks.com.

About Pixelworks, Inc.
Pixelworks provides industry-leading content creation, video delivery and display processing solutions and technology that enable highly authentic viewing experiences with superior visual quality, across all screens – from cinema to smartphone and beyond. The Company has a 20-year history of delivering image processing innovation to leading providers of consumer electronics, professional displays, and video streaming services. For more information, please visit the company's web site at www.pixelworks.com.
Note: Pixelworks, the Pixelworks logo and TrueCut Motion are trademarks of Pixelworks, Inc.
Non-GAAP Financial Measures
This earnings release makes reference to non-GAAP gross profit margins, non-GAAP operating expenses, non-GAAP net loss and non-GAAP net loss per share, which exclude amortization of acquired intangible assets and stock-based compensation expense which are required under GAAP as well as the tax effect of the non-GAAP adjustments and the impact of non-GAAP adjustments to redeemable non-controlling interest. The press release also makes reference to and reconciles GAAP net loss and adjusted EBITDA, which Pixelworks defines as GAAP net loss attributable to Pixelworks Inc. before interest income and other, net, income tax provision (benefit), depreciation and amortization, as well as the specific items listed above.
Pixelworks management uses these non-GAAP financial measures internally to understand, manage and evaluate the business and establish its operational goals, review its operations on a period-to-period basis, for compensation evaluations, to measure performance, and for budgeting and resource allocation. Pixelworks management believes it is useful for the Company and investors to review, as applicable, both GAAP information and non-GAAP financial measures to help assess the performance of Pixelworks’ continuing business and to evaluate Pixelworks’ future prospects. These non-GAAP measures, when reviewed together with the GAAP financial information, provide additional transparency and information for comparison and analysis of operating performance and trends. These non-GAAP measures exclude certain items to facilitate management’s review of the comparability of our core operating results on a period-to-period basis.
Because the Company’s non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures and should be read only in conjunction with the Company’s consolidated financial results as presented in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial measures is included in this earnings release which is available in the investor relations section of the Pixelworks' website.

Safe Harbor Statement
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by use of terms such as “begin,” “continue,” “will,” “expect”, “believe,” “anticipate” and similar terms or the negative of such terms, and include, without limitation, statements about the Company’s businesses, including efforts to expand the ecosystem for our growth businesses, to advance evaluations of the TrueCut Motion platform, and to execute on our growth initiatives and extend Pixelworks’ technology leadership in our target end markets. All statements other than statements of historical fact are forward-looking statements for purposes of this release, including any projections of revenue or other financial items or any statements regarding the plans and objectives of management for future operations. Such statements are based on management's current expectations, estimates and projections about the Company's business. These statements are not guarantees of future performance and involve numerous risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from those contained in forward looking statements due to many factors, including, without limitation: our ability to execute on our strategy; competitive factors, such as rival chip architectures, introduction or traction by competing designs, or pricing pressures; the success of our products in expanding markets; current global economic challenges; changes in the digital display and projection markets; seasonality in the consumer electronics market; lack of adoption of our TrueCut Motion platform; our efforts to achieve profitability from operations; our limited financial resources; our ability to attract and retain key personnel; and the impact of the COVID-19 pandemic on our business and on our suppliers and customers. More information regarding potential factors that could affect the Company's financial results and could cause actual results to differ materially from those discussed in the forward-looking statements is included from time to time in the Company's Securities and Exchange Commission filings, including its Annual Report on Form 10-K for the year ended December 31, 2021, as well as subsequent SEC filings.
The forward-looking statements contained in this release are as of the date of this release, and the Company does not undertake any obligation to update any such statements, whether as a result of new information, future events or otherwise.
[Financial Tables Follow]

PIXELWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2022	2022	2021	2022	2021
Revenue, net	$17,552	$19,078	$15,196	$53,258	$38,516
Cost of revenue (1)	8,756	9,730	7,211	26,351	19,696
Gross profit	8,796	9,348	7,985	26,907	18,820
Operating expenses:
Research and development (2)	8,445	8,521	6,792	24,126	20,248
Selling, general and administrative (3)	5,082	6,024	5,097	16,590	14,847
Total operating expenses	13,527	14,545	11,889	40,716	35,095
Loss from operations	(4,731)	(5,197)	(3,904)	(13,809)	(16,275)
Interest income and other, net	165	101	54	428	292
Loss before income taxes	(4,566)	(5,096)	(3,850)	(13,381)	(15,983)
Provision (benefit) for income taxes	(70)	(88)	(9)	245	315
Net loss	(4,496)	(5,008)	(3,841)	(13,626)	(16,298)
Less: Net income attributable to redeemable non-controlling interest	—	—	(232)	(470)	(232)
Net loss attributable to Pixelworks Inc.	$(4,496)	$(5,008)	$(4,073)	$(14,096)	$(16,530)
Net loss attributable to Pixelworks Inc. per share - basic and diluted	$(0.08)	$(0.09)	$(0.08)	$(0.26)	$(0.32)
Weighted average shares outstanding - basic and diluted	54,826	54,120	52,768	54,120	52,245
——————
(1) Includes:
Stock-based compensation	(47)	59	(138)	20	17
Amortization of acquired intangible assets	—	—	218	72	681
(2) Includes stock-based compensation	565	647	549	1,795	1,740
(3) Includes:
Stock-based compensation	776	989	1,146	2,223	2,738
Amortization of acquired intangible assets	—	—	53	18	166

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION *
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2022	2022	2021	2022	2021
Reconciliation of GAAP and non-GAAP gross profit
GAAP gross profit	$8,796	$9,348	$7,985	$26,907	$18,820
Stock-based compensation	(47)	59	(138)	20	17
Amortization of acquired intangible assets	—	—	218	72	681
Total reconciling items included in gross profit	(47)	59	80	92	698
Non-GAAP gross profit	$8,749	$9,407	$8,065	$26,999	$19,518
Non-GAAP gross profit margin	49.8%	49.3%	53.1%	50.7%	50.7%
Reconciliation of GAAP and non-GAAP operating expenses
GAAP operating expenses	$13,527	$14,545	$11,889	$40,716	$35,095
Reconciling item included in research and development:
Stock-based compensation	565	647	549	1,795	1,740
Reconciling items included in selling, general and administrative:
Stock-based compensation	776	989	1,146	2,223	2,738
Amortization of acquired intangible assets	—	—	53	18	166
Total reconciling items included in operating expenses	1,341	1,636	1,748	4,036	4,644
Non-GAAP operating expenses	$12,186	$12,909	$10,141	$36,680	$30,451
Reconciliation of GAAP and non-GAAP net loss attributable to Pixelworks, Inc.
GAAP net loss attributable to Pixelworks Inc.	$(4,496)	$(5,008)	$(4,073)	$(14,096)	$(16,530)
Reconciling items included in gross profit	(47)	59	80	92	698
Reconciling items included in operating expenses	1,341	1,636	1,748	4,036	4,644
Tax effect of non-GAAP adjustments	1	(1)	7	(3)	(9)
Impact of non-GAAP adjustments to redeemable non-controlling interest	—	—	(9)	—	(9)
Non-GAAP net loss attributable to Pixelworks Inc.	$(3,201)	$(3,314)	$(2,247)	$(9,971)	$(11,206)

Non-GAAP net loss attributable to Pixelworks Inc. per share - basic and diluted	$(0.06)	$(0.06)	$(0.04)	$(0.18)	$(0.21)

Non-GAAP weighted average shares outstanding - basic and diluted	54,826	54,120	52,768	54,120	52,245

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP EARNINGS PER SHARE
(Figures may not sum due to rounding)
(Unaudited)

	Three Months Ended						Nine Months Ended
	September 30,		June 30,		September 30,		September 30,		September 30,
	2022		2022		2021		2022		2021
	Dollars per share		Dollars per share		Dollars per share		Dollars per share		Dollars per share
	Basic	Diluted	Basic	Diluted	Basic	Diluted	Basic	Diluted	Basic	Diluted
Reconciliation of GAAP and non-GAAP net loss attributable to Pixelworks, Inc.
GAAP net loss attributable to Pixelworks Inc.	$(0.08)	$(0.08)	$(0.09)	$(0.09)	$(0.08)	$(0.08)	$(0.26)	$(0.26)	$(0.32)	$(0.32)
Reconciling items included in gross profit	—	—	—	—	—	—	—	—	0.01	0.01
Reconciling items included in operating expenses	0.02	0.02	0.03	0.03	0.03	0.03	0.07	0.07	0.09	0.09
Non-GAAP net loss attributable to Pixelworks Inc.	$(0.06)	$(0.06)	$(0.06)	$(0.06)	$(0.04)	$(0.04)	$(0.18)	$(0.18)	$(0.21)	$(0.21)

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP GROSS PROFIT MARGIN *
(Figures may not sum due to rounding)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2022	2022	2021	2022	2021
Reconciliation of GAAP and non-GAAP gross profit margin
GAAP gross profit margin	50.1%	49.0%	52.5%	50.5%	48.9%
Stock-based compensation	(0.3)	0.3	(0.9)	—	—
Amortization of acquired intangible assets	—	—	1.4	0.1	1.8
Total reconciling items included in gross profit	(0.3)	0.3	0.5	0.2	1.8
Non-GAAP gross profit margin	49.8%	49.3%	53.1%	50.7%	50.7%

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION *
(In thousands)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2022	2022	2021	2022	2021
Reconciliation of GAAP net loss attributable to Pixelworks Inc. and adjusted EBITDA
GAAP net loss attributable to Pixelworks Inc.	$(4,496)	$(5,008)	$(4,073)	$(14,096)	$(16,530)
Stock-based compensation	1,294	1,695	1,557	4,038	4,495
Tax effect of non-GAAP adjustments	1	(1)	7	(3)	(9)
Amortization of acquired intangible assets	—	—	271	90	847
Impact of non-GAAP adjustments to redeemable non-controlling interest	—	—	(9)	—	(9)
Non-GAAP net loss attributable to Pixelworks Inc.	$(3,201)	$(3,314)	$(2,247)	$(9,971)	$(11,206)
EBITDA adjustments:
Depreciation and amortization	$1,324	$1,126	$762	$3,490	$2,684
Non-GAAP interest income and other, net	(165)	(101)	(54)	(428)	(292)
Non-GAAP provision (benefit) for income taxes	(71)	(87)	(16)	248	324
Adjusted EBITDA	$(2,113)	$(2,376)	$(1,555)	$(6,661)	$(8,490)

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors

PIXELWORKS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$57,615	$61,587
Accounts receivable, net	10,770	8,708
Inventories	2,716	1,469
Prepaid expenses and other current assets	1,522	2,732
Total current assets	72,623	74,496
Property and equipment, net	3,825	5,656
Operating lease right of use assets	3,687	4,789
Other assets, net	3,758	3,162
Acquired intangible assets, net	—	90
Goodwill	18,407	18,407
Total assets	$102,300	$106,600
LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,354	$2,747
Accrued liabilities and current portion of long-term liabilities	10,070	13,563
Current portion of income taxes payable	148	128
Total current liabilities	12,572	16,438
Long-term liabilities, net of current portion	421	519
Deposit liability	11,815	12,716
Operating lease liabilities, net of current portion	2,254	2,853
Income taxes payable, net of current portion	2,575	2,948
Total liabilities	29,637	35,474
Redeemable non-controlling interest	28,202	30,905
Total Pixelworks, Inc. shareholders’ equity	33,723	40,221
Non-controlling interest	10,738	—
Total shareholders' equity	44,461	40,221
Total liabilities, redeemable non-controlling interest and shareholders’ equity	$102,300	$106,600

Contacts:
Investor Contact
Shelton Group
Brett Perry
P: +1-214-272-0070
E: bperry@sheltongroup.com

Company Contact
Pixelworks, Inc.
Haley Aman
P: +1-503-601-4540
E: haman@pixelworks.com